UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 15, 2007

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      As previously announced, Frederic H. Bertrand will be retiring from the Board of Directors after 23 years of service following the 2007 Annual Meeting of Stockholders on May 1, 2007. It is the decision of the Board not to fill the vacancy created by Mr. Bertrand's retirement. In accordance with the provisions of the Company's By-laws, the Board will reduce the size of the Board of Directors by one member, from eleven to ten, fixing its size at ten members.

      Mr. Bertrand has been a member of the Board since 1984 and served as Chair of the Board from October 1997 until May 2006. Upon his retirement, Mr. Bertrand will have served as a valued member on the Compensation Committee for over 20 years, the Executive Committee for nine years, and the Corporate Governance and Audit Committees. Following his retirement his contributions and leadership will be missed.

Item 8.01	Other Events.

      As described above the Board of Directors has fixed the size of the Board at ten members. See "Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers." above.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Senior Vice President for Legal and Public Affairs, and Corporate Secretary

January 19, 2007